UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  September 19, 2013

WESTINGHOUSE SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101
Campbell, CA  95008
(Address of principal executive offices)

(408) 402-9400
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On September 19, 2013, Westinghouse Solar, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”).  At the Annual Meeting, the stockholders voted on the following seven (7) proposals and cast their votes as described below.  These matters are described in detail in the Company’s proxy statement for the Meeting, which was filed with the Securities and Exchange Commission on August 9, 2013.

Proposal 1 — Election of Directors

The following four (4) individuals were elected as directors, to serve until the 2014 Annual Meeting of Stockholders or their successors are elected and qualified with the following votes:

Name of Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
(a) Edward L. Bernstein	16,177,941	0	1,760,311	43,620,964
(b) Mark L. Kalow	16,427,190	0	1,511,062	43,620,964
(c) Ron Kenedi	16,438,952	0	1,499,300	43,620,964
(d) Edward Roffman	16,175,441	0	1,762,811	43,620,964

Proposal 2 — Amendment to the Company’s Certificate of Incorporation to change the name of the Company from “Westinghouse Solar, Inc.” to “Andalay Solar, Inc.”

The stockholders approved and adopted an amendment to the Company’s Certificate of Incorporation to change the name of the Company from “Westinghouse Solar, Inc.” to “Andalay Solar, Inc.” based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

50,594,454	7,718,716	3,246,046	--

Proposal 3 — Amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100 million to 500 million

The stockholders approved and adopted an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100 million to 500 million based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

41,460,258	19,515,108	583,850	--

Proposal 4 — Amendment to the Company’s 2006 Incentive Stock Plan

The stockholders approved and adopted an amendment to the Company’s 2006 Incentive Stock Plan (the “Plan”) to increase the number of shares of Company common stock reserved for issuance under the Plan from 3,000,000 to 50,000,000 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

14,421,226	3,411,314	105,712	43,620,964

Proposal 5 — Ratification of the appointment of Burr Pilger Mayer, Inc as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

The stockholders ratified and approved the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the year ending December 31, 2013 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

54,653,515	3,338,191	3,567,510	--

Proposal 6 — A non-binding, advisory vote to approve the executive compensation of the Chief Executive Officer.

Although this vote is non-binding on the Company or the Board of Directors, the stockholders approved the executive compensation of the Chief Executive Officer based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

14,736,660	2,208,149	993,443	43,620,964

Proposal 7 — A non-binding, advisory vote to determine the frequency of conducting future advisory votes on executive compensation.

Although this vote is non-binding on the Company or the Board of Directors, the stockholders approved a three (3) year frequency of conducting future advisory votes on executive compensation based on the votes listed below:

One Year	Two Years	Three Years	Abstentions

2,940,978	2,344,203	11,836,556	816,515

After considering the preferences expressed at the annual meeting, the Company’s Board of Directors may determine to hold future non-binding, advisory votes on executive compensation every three (3) years, so that the next such vote will be held at its 2016 Annual Meeting of Stockholders. Under section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, the Company will hold another vote on the frequency of stockholder votes on the compensation of executives no later than its 2019 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 20, 2013

WESTINGHOUSE SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Executive Officer